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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                                 ComBanc, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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                                                                   PRESS RELEASE


         Delphos, Ohio, June 10, 2004 -- The Board of Directors of ComBanc, Inc. announced today that it believes Paul Douglas Harter has solicited consents from ComBanc shareholders in violation of the federal proxy rules. Mr. Harter recently solicited consents from ComBanc shareholders to call a special meeting of shareholders for the purpose of removing the current Board of Directors. The Board of Directors has refused to call a special meeting because Mr. Harter obtained the consents from certain shareholders to call a special meeting prior to Mr. Harter filing definitive proxy materials with the Securities and Exchange Commission as is required under the federal securities laws. Mr. Harter has filed suit against the Board of Directors seeking to compel the Board to call a special meeting.

         The federal proxy rules are crafted to ensure that all exercises of shareholders' voting franchise are based upon a fully informed voting decision. The Board of Directors believes that the shareholders that were solicited by Mr. Harter did not receive the required disclosure under the federal proxy rules, thus rendering Mr. Harter's solicitation illegal and the consents that he obtained from those shareholders invalid.

         The Board of Directors of ComBanc takes violations of the federal securities laws very seriously, particularly when such violations potentially impact ComBanc and its shareholders. The Board of Directors has invested significant time, money and resources in an effort to ensure ComBanc's compliance with the public reporting requirements of the federal securities laws and to ensure its shareholders have current and accurate information regarding ComBanc. Therefore, in the interest of ComBanc shareholders, ComBanc has requested Mr. Harter to refrain from this illegal solicitation and to conduct any future communications with the ComBanc shareholders in accordance with applicable law.

THE BOARD OF DIRECTORS PRESENTLY INTENDS TO ISSUE A PROXY STATEMENT TO ALL SHAREHOLDERS IN RESPONSE TO MR. HARTER'S SPECIAL MEETING SOLICITATION. WE URGE ALL SHAREHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS ALSO MAY OBTAIN THE PROXY STATEMENT (WHEN AVAILABLE), AS WELL AS IMPORTANT INFORMATION ABOUT COMBANC, INC. CONTAINED IN ITS ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, CURRENT REPORTS ON FORM 8-K, FREE OF CHARGE AT THE WEBSITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV OR BY CONTACTING COMBANC, INC. AT (419) 695-1055. COMBANC, INC. IS A PARTICIPANT IN THE SOLICITATION IN OPPOSITION TO MR. HARTER'S SOLICITATION OF VOTES TO REMOVE THE CURRENT BOARD OF DIRECTORS.

ComBanc, Inc., through its wholly owned subsidiary, The Commercial Bank, offers a broad range of loan and deposit products and financial advisory services to business and individual customers. The Commercial Bank has served the area since its incorporation in 1877 and is engaged in providing service to the Allen, Putnam and Van Wert Counties in northwestern Ohio. Business is conducted from its corporate center and main office in Delphos, Ohio and from three other branches located in Lima and Elida, Ohio.